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Contacts:  Investors                          Media
           Justin Cressall                    Mark Semer
           Treasurer                          Kekst and Company
           (441) 298-0753                     (212) 521-4802





              PLATINUM UNDERWRITERS HOLDINGS UPDATES 2003 GUIDANCE

HAMILTON, BERMUDA, MAY 14, 2003 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today reported that based on the current industry environment, the mix of business underwritten and in the absence of any unusual catastrophe activity, it has updated its guidance for fiscal year 2003.

Platinum now estimates that for 2003 it will book net premiums written between $1.1 billion and $1.2 billion and a GAAP combined ratio in the range of 90% to 95%. Platinum expects its combined portfolio of cash and fixed maturity investments to be slightly in excess of $1.6 billion at year-end 2003. Yield expectations for the Company's cash and fixed maturity investment portfolio are consistent with market conditions. The Company will incur a charge of approximately $9.5 million in the second quarter of 2003 associated with the change of its Chief Executive Officer. On this basis, Platinum projects that 2003 basic earnings per share will exceed $2.00 per common share based on the 43,004,000 shares currently outstanding.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to implementing the Company's business strategy and successfully continuing the business acquired in connection with the Company's initial public offering; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

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